Exhibit 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces Transformative Transactions
Acquisition of High-Margin, Oil-Weighted Howard County Leasehold
Divestiture of Gas-Weighted Reserves in Reagan/Glasscock Counties
TULSA, OK - May 9, 2021 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today announced the signing of a purchase and sale agreement to acquire the assets of Sabalo Energy, LLC ("Sabalo"), a portfolio company of EnCap Investments L.P. ("EnCap"), and a non-operating partner for approximately $715 million, subject to customary closing price adjustments, comprised of $625 million in cash and approximately 2.5 million shares of Laredo common equity. Additionally, the Company announced the sale of 37.5% of its operated proved developed producing ("PDP") reserves in its legacy leasehold in Reagan and Glasscock counties ("Legacy") to an affiliate of Sixth Street Partners, LLC ("Sixth Street") for proceeds of $405 million and additional potential cash-flow based earn-out payments over the next six years. None of the PDP reserves are located in Howard or Western Glasscock counties. Both transactions are expected to close July 1, 2021.
"The transformational impact for Laredo of the combined transactions is significant," stated Jason Pigott, President and Chief Executive Officer. "Upon closing, we will be positioned for sustainable Free Cash Flow1 generation and significant deleveraging, have more than 30,000 highly productive, contiguous net acres in Howard County and a near-term pathway to increasing our oil cut to more than 50% from the current 30%. The value derived from employing our efficient, low-cost operations in Howard County has already been established on our current leasehold and we expect to perform equally well on this new acreage. Additionally, we will be applying our ESG best practices to the development of this acreage, maintaining our prior commitments to reducing greenhouse gas intensity, methane emissions and eliminating routine flaring."
Financial Highlights:
•Combined transactions expected to be accretive to long-term Free Cash Flow1 and Adjusted EBITDA1 per share
•Transforms the cash generation profile of the Company, expected to drive total Free Cash Flow1 through FY-25 of >$700 million at current strip prices
•Anticipated deleveraging beginning in second half of 2021, with Net Debt/TTM Adjusted EBITDA1 approaching 1.5x by YE-22 and 1.0x by YE-25
•Enables mid-single digit annualized oil production growth at 50%-70% reinvestment rate through FY-25
•Company oil cut expected to rise to 50% of total production by YE-21, increasing margins per barrel of oil equivalent ("BOE")

Acquisition Highlights:
•~21,000 contiguous net acres (86% operated, 100% held by production) directly offsetting Laredo's existing Howard County leasehold
•~120 operated oil-weighted locations (91% WI) and ~150 non-operated locations (12% WI)
•83% of locations are capital efficient long laterals of 10,000 feet or greater
•Currently producing ~14,500 BOE per day (83% oil, three stream) of low-decline production with an estimated next 12-month oil decline of 35%
•PDP reserves of approximately 30 million BOE (73% oil, three stream)
•Ideally situated for Laredo's efficient, low-cost operating structure
•Development and spacing assumptions of 12 wells per drilling spacing unit
"This transaction complements Laredo’s existing asset base and strategy and accelerates the Company’s transformation to becoming a leading independent operator in the Midland Basin," commented Doug Swanson, Managing Partner of EnCap. "Laredo is well positioned to maximize value from the Sabalo assets and we view this transaction as compelling for Laredo shareholders, including EnCap, as part of this transaction."
Divestiture Highlights:
•Proceeds of $405 million from Sixth Street for the sale of 37.5% of Laredo's working interest in operated PDP reserves in gas-weighted Legacy assets, which does not include the Western Glasscock acreage acquired in late 2019
•Divested reserves of approximately 94 million BOE (18% oil) with associated production of approximately 25,000 BOE per day (23% oil), at closing
•Wellbore working interest only, Laredo retains all undeveloped locations
Acquisition Financing Details:
•Funded through the partial sale of Legacy PDP reserves, borrowings on the Company's Senior Secured Credit Facility and the issuance of approximately 2.5 million common shares to EnCap
•Senior Secured Credit Facility borrowing base reaffirmed at $725 million
1Non-GAAP financial measure; please see definitions of non-GAAP financial measures at the end of this release.
Citigroup and Houlihan Lokey provided advisory services on the Sabalo acquisition and Houlihan Lokey acted as financial advisor on the PDP sale to Sixth Street. Akin Gump and Willkie Farr & Gallagher served as Laredo’s legal advisors. Jefferies acted as exclusive financial advisor to Sabalo and Bracewell served as Sabalo's legal advisor. White & Case acted as legal advisor to Sixth Street.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic and actions by OPEC+, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2020 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC's definitions for such terms. In this press release and the conference call, the Company may use the terms "resource potential," "resource play," "estimated ultimate recovery" or "EURs," "type curve" and "standardized measure," each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company’s internal estimates of unbooked hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques. "Resource potential" is used by the Company to refer to the estimated quantities of hydrocarbons that may be added to proved reserves, largely from a specified resource play potentially supporting numerous drilling locations. A "resource play" is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. "EURs" are based on the Company’s previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential and "EURs" do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company’s interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil, natural gas liquids and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors, as well as actual drilling results, including geological and mechanical factors affecting recovery rates. "EURs" from reserves may change significantly as development of the Company’s core assets provides additional data. In addition, the Company's production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. "Type curve" refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. The "standardized measure" of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%. Actual results may vary considerably and should not be considered to represent the fair market value of the Company’s proved reserves.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted EBITDA and Free Cash Flow. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non-GAAP financial measures, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.
Free Cash Flow (Unaudited)
Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before changes in operating assets and liabilities, net, less costs incurred, excluding non-budgeted acquisition costs. Free Cash Flow does not represent funds available for future discretionary use because it excludes funds required for future debt service, capital expenditures, acquisitions, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.
The Company is unable to provide a reconciliation of the forward-looking Free Cash Flow projection contained in this press release to net cash provided by operating activities, the most directly comparable GAAP financial measure, because it cannot reliably predict certain of the necessary components of net cash provided by operating activities, such as changes in working capital, without unreasonable efforts. Such unavailable reconciling information may be significant.
Adjusted EBITDA (Unaudited)
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, accretion expense, gains or losses on disposal of assets, interest expense, income taxes and other non-recurring income and expenses. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Adjusted EBITDA is useful to an investor in evaluating the Company's operating performance because this measure:
•is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of its capital structure from its operating structure; and

•is used by management for various purposes, including as a measure of operating performance, in presentations to the Company's board of directors and as a basis for strategic planning and forecasting.
There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Adjusted EBITDA reported by different companies. The Company's measurements of Adjusted EBITDA for financial reporting as compared to compliance under its debt agreements differ.
Net Debt
Net Debt, a non-GAAP financial measure, is calculated as the face value of long-term debt less cash and cash equivalents. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt.
Net Debt to TTM Adjusted EBITDA
Net Debt to TTM Adjusted EBITDA is calculated as Net Debt divided by trailing twelve-month Adjusted EBITDA. Net Debt to Adjusted EBITDA is used by the Company's management for various purposes, including as a measure of operating performance, in presentations to our board of directors and as a basis for strategic planning and forecasting.

# # #

Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com

5